Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
November 6, 2014
Kemper Corporation Reports Third Quarter 2014 Earnings

◦	Delivered Net Income of $40 million excluding $35 million after-tax software write-off; Net income was $5 million including write-off

◦	Improved the Property & Casualty Insurance segment’s underlying loss and LAE ratio 3.5 percentage points

◦	Returned $43 million to shareholders through share repurchases and dividends in the quarter; $146 million in the first nine months of 2014

◦	Reported book value per share of $39.96, up 8 percent from year-end 2013 and book value per share excluding net unrealized gains on fixed maturities of $35.31, up 2 percent
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $4.7 million, or $0.09 per diluted share, for the third quarter of 2014, compared to $70.1 million, or $1.23 per diluted share, for the third quarter of 2013. Consolidated net operating income1 was $2.1 million, or $0.04 per diluted share, for the third quarter of 2014, compared to $38.9 million, or $0.69 per diluted share, for the third quarter of 2013. Net operating income per diluted share decreased primarily from the write-off of software and lower net investment income, partially offset by improved underlying loss results in the Property & Casualty Insurance segment.

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Sep 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
Consolidated Net Operating Income [1]	$2.1	$38.9	$43.2	$112.9
Income from Continuing Operations	4.8	68.6	49.3	159.7
Net Income	4.7	70.1	49.1	162.5

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(9.2)	$(6.7)	$(60.9)	$(31.5)

Diluted Net Income Per Share From:
Consolidated Net Operating Income [1]	$0.04	$0.69	$0.79	$1.95
Continuing Operations	0.09	1.21	0.90	2.76
Net Income	0.09	1.23	0.90	2.81

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.17)	$(0.12)	$(1.12)	$(0.55)
“Kemper’s third quarter results included a $35 million after-tax software write-off in the Property & Casualty segment that overshadowed improvements in many areas,” commented Donald G. Southwell, Kemper’s Chairman, President and Chief Executive Officer. “In the Property & Casualty segment, these improvements included a lower underlying loss ratio and increased agent engagement on the new business front.

“Our Life & Health segment fundamentals continued to be stable, although profits were lower as a result of the volatility in our alternative investments portfolio.

“Once again, we returned capital to shareholders with $13 million in dividends and $30 million in share repurchases in the quarter,” said Southwell.

1 Consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
During the third quarter of 2014, Kemper repurchased more than 800,000 shares of its common stock at a total cost of $29.9 million, or $36.51 per share, and paid dividends of $12.6 million. During the first nine months of 2014, Kemper repurchased nearly 3.0 million shares of its common stock at a cost of $106.5 million and paid dividends of $39.2 million.
Kemper ended the quarter with a book value per share excluding net unrealized gains on fixed maturities of $35.31, up 2 percent from $34.49 at the end of 2013. Book value per share was $39.96, up 8 percent from $36.86 at the end of 2013, largely from the impact of lower yields on the fixed maturities portfolio.
Revenues
Total revenues were $539.8 million for the third quarter of 2014, compared to $635.7 million in 2013. Revenues decreased primarily from $41.1 million lower net realized gains, a $39.0 million decrease in earned premiums in the Property & Casualty Insurance segment and $10.1 million lower net investment income.
Net realized gains in the third quarter of 2013 included a realized gain of $43.6 million on the sale of the Company’s corporate headquarters.
The Property & Casualty Insurance segment continued to feel the impact of lower new and renewal business due to the profit improvement actions taken over the past couple of years. Consistent with growth and profitability objectives, the company implemented additional actions to increase new business sales. However, the company anticipates it will take several quarters to see the impact of these actions.
Net investment income was $72.3 million in the third quarter of 2014, compared to $82.4 million in 2013. Net investment income from equity method and fair value option investments was $5.2 million for the third quarter of 2014, compared to $7.7 million in 2013. Excluding equity method and fair value option investments, net investment income decreased $7.6 million as lower yields more than offset a higher level of investments. The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.1 percent for the third quarter of 2014.
Segment Results
In the first quarter of 2014, Kemper realigned its property and casualty insurance businesses. As a result of the realignment, the company is now reporting the property and casualty businesses in a single segment named the Property & Casualty Insurance segment. Kemper has reclassified certain prior-year amounts in its segment results to conform to the current presentation.
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses, (iii) catastrophe losses exclude the impact of prior-year development and (iv) underlying loss ratio includes loss and loss adjustment expenses.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
Segment Net Operating Income (Loss):
Property & Casualty Insurance	$(13.6)	$23.4	$(0.4)	$71.5
Life & Health Insurance	20.3	22.9	58.3	64.4
Total Segment Net Operating Income	6.7	46.3	57.9	135.9
Corporate and Other Net Operating Loss	(4.6)	(7.4)	(14.7)	(23.0)
Consolidated Net Operating Income	2.1	38.9	43.2	112.9
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	5.2	31.9	11.8	50.9
Net Impairment Losses Recognized in Earnings	(2.5)	(2.2)	(5.7)	(4.1)
Income from Continuing Operations	$4.8	$68.6	$49.3	$159.7

The Property & Casualty Insurance segment reported a net operating loss of $13.6 million in the third quarter of 2014, compared to net operating income of $23.4 million in 2013. Results decreased primarily from a $35.5 million software write-off and higher insurance expenses as a percentage of earned premiums, partially offset by improved underlying loss and LAE results. Results also included catastrophe losses of $9.2 million in the third quarter of 2014, compared to $6.7 million in the prior year. The insurance expense ratio increased to 45.7 percent in the third quarter of 2014, compared to 27.0 percent in 2013, driven by the software write-off. Excluding the write-off, the insurance expense ratio increased 1.1 percentage points to 28.1 percent, driven by the lower premium base. The underlying loss and LAE ratio for the third quarter of 2014 improved 3.5 percentage points to 66.8 percent, primarily from higher average earned premium rates in personal auto and homeowners.
The Life & Health Insurance segment reported net operating income of $20.3 million for the third quarter of 2014, compared to $22.9 million in 2013. Results decreased largely from lower net investment income and lower earned premiums, partially offset by lower expenses. Insurance expenses decreased primarily from lower home service agent commissions and lower legal fees, partially offset by start-up expenses to expand distribution channels at Reserve National.
Corporate and Other net operating loss improved $2.8 million over the third quarter of 2013, driven by lower employee retirement benefits and higher unallocated net investment income, partially offset by higher interest expense.

Unaudited condensed consolidated statements of income for the three and nine months ended September 30, 2014 and 2013 are presented below:

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts)	Sep 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
Revenues:
Earned Premiums	$462.8	$507.5	$1,410.7	$1,530.2
Net Investment Income	72.3	82.4	216.0	237.8
Other Income	0.5	0.1	0.8	0.5
Net Realized Gains on Sales of Investments	8.0	49.1	18.1	78.3
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(3.8)	(3.5)	(8.7)	(8.2)
Portion of Losses Recognized in Other Comprehensive Income	—	0.1	—	1.9
Net Impairment Losses Recognized in Earnings	(3.8)	(3.4)	(8.7)	(6.3)
Total Revenues	539.8	635.7	1,636.9	1,840.5
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	300.5	338.3	975.9	1,041.7
Insurance Expenses	158.6	170.1	472.0	491.5
Write-off of Long-lived Asset	54.6	—	54.6	—
Interest and Other Expenses	22.1	25.3	67.3	74.3
Total Expenses	535.8	533.7	1,569.8	1,607.5
Income from Continuing Operations before Income Taxes	4.0	102.0	67.1	233.0
Income Tax Benefit (Expense)	0.8	(33.4)	(17.8)	(73.3)
Income from Continuing Operations	4.8	68.6	49.3	159.7
Income (Loss) from Discontinued Operations	(0.1)	1.5	(0.2)	2.8
Net Income	$4.7	$70.1	$49.1	$162.5

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.09	$1.21	$0.90	$2.77
Diluted	$0.09	$1.21	$0.90	$2.76

Net Income Per Unrestricted Share:
Basic	$0.09	$1.24	$0.90	$2.82
Diluted	$0.09	$1.23	$0.90	$2.81

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	52,605.3	56,365.8	54,245.7	57,374.4
Unrestricted Shares and Equivalent Shares - Diluted	52,699.9	56,501.5	54,356.2	57,493.2

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.72	$0.72

Unaudited business segment revenues for the three and nine months ended September 30, 2014 and 2013 are presented below:

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
REVENUES
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$205.1	$239.1	$633.4	$729.4
Homeowners	77.9	82.3	236.6	244.8
Other Personal	12.6	13.8	38.7	41.8
Total Personal	295.6	335.2	908.7	1,016.0
Commercial Automobile	14.1	13.5	40.8	38.7
Total Earned Premiums	309.7	348.7	949.5	1,054.7
Net Investment Income	18.5	21.3	55.6	67.9
Other Income	0.1	0.1	0.4	0.4
Total Property & Casualty Insurance	328.3	370.1	1,005.5	1,123.0
Life & Health Insurance:
Earned Premiums:
Life	96.8	98.4	291.6	294.9
Accident and Health	37.1	40.7	112.1	121.2
Property	19.2	19.7	57.5	59.4
Total Earned Premiums	153.1	158.8	461.2	475.5
Net Investment Income	49.2	56.5	147.4	159.3
Other Income	0.4	—	0.4	0.1
Total Life & Health Insurance	202.7	215.3	609.0	634.9
Total Segment Revenues	531.0	585.4	1,614.5	1,757.9
Net Realized Gains on Sales of Investments	8.0	49.1	18.1	78.3
Net Impairment Losses Recognized in Earnings	(3.8)	(3.4)	(8.7)	(6.3)
Other	4.6	4.6	13.0	10.6
Total Revenues	$539.8	$635.7	$1,636.9	$1,840.5

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Sep 30, 2014	Dec 31, 2013
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$4,697.2	$4,575.0
Equity Securities at Fair Value	661.4	598.5
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	222.8	245.1
Fair Value Option Investments	50.6	—
Short-term Investments at Cost which Approximates Fair Value	316.2	284.7
Other Investments	450.5	448.0
Total Investments	6,398.7	6,151.3
Cash	93.1	66.5
Receivables from Policyholders	314.4	331.6
Other Receivables	247.5	193.1
Deferred Policy Acquisition Costs	306.7	302.9
Goodwill	311.8	311.8
Current and Deferred Income Tax Assets	4.3	31.8
Other Assets	228.8	267.4
Total Assets	$7,905.3	$7,656.4
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,260.8	$3,217.5
Property and Casualty	780.9	843.5
Total Insurance Reserves	4,041.7	4,061.0
Unearned Premiums	568.2	598.9
Liabilities for Income Taxes	48.7	8.3
Debt at Amortized Cost	751.9	606.9
Accrued Expenses and Other Liabilities	390.3	329.8
Total Liabilities	5,800.8	5,604.9
Shareholders’ Equity:
Common Stock	5.3	5.6
Paid-in Capital	662.2	694.8
Retained Earnings	1,155.6	1,215.8
Accumulated Other Comprehensive Income	281.4	135.3
Total Shareholders’ Equity	2,104.5	2,051.5
Total Liabilities and Shareholders’ Equity	$7,905.3	$7,656.4

Unaudited selected financial information for the Property & Casualty Insurance segment follows:

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013

Results of Operations
Net Premiums Written	$307.0	$345.0	$920.0	$1,039.3

Total Earned Premiums	$309.7	$348.7	$949.5	$1,054.7
Net Investment Income	18.5	21.3	55.6	67.9
Other Income	0.1	0.1	0.4	0.4
Total Revenues	328.3	370.1	1,005.5	1,123.0
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	206.8	245.1	646.6	742.5
Catastrophe Losses and LAE	14.2	10.4	92.1	45.0
Prior Years:
Non-catastrophe Losses and LAE	(3.3)	(10.2)	(30.5)	(34.4)
Catastrophe Losses and LAE	(7.2)	(1.7)	(15.0)	(8.4)
Total Incurred Losses and LAE	210.5	243.6	693.2	744.7
Insurance Expenses, Excluding Write-off of Long-lived Asset	87.1	94.3	266.6	280.3
Write-off of Long-lived Asset	54.6	—	54.6	—
Operating Profit (Loss)	(23.9)	32.2	(8.9)	98.0
Income Tax Benefit (Expense)	10.3	(8.8)	8.5	(26.5)
Segment Net Operating Income (Loss)	$(13.6)	$23.4	$(0.4)	$71.5

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	66.8%	70.3%	68.1%	70.4%
Current Year Catastrophe Losses and LAE Ratio	4.6	3.0	9.7	4.3
Prior Years Non-catastrophe Losses and LAE Ratio	(1.1)	(2.9)	(3.2)	(3.3)
Prior Years Catastrophe Losses and LAE Ratio	(2.3)	(0.5)	(1.6)	(0.8)
Total Incurred Loss and LAE Ratio	68.0	69.9	73.0	70.6
Insurance Expense Ratio, Excluding Write-off of Long-lived Asset	28.1	27.0	28.1	26.6
Impact on Ratio from Write-off of Long-lived Asset	17.6	—	5.8	—
Combined Ratio	113.7%	96.9%	106.9%	97.2%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	66.8%	70.3%	68.1%	70.4%
Insurance Expense Ratio, Excluding Write-off of Long-lived Asset	28.1	27.0	28.1	26.6
Impact on Ratio from Write-off of Long-lived Asset	17.6	—	5.8	—
Underlying Combined Ratio	112.5%	97.3%	102.0%	97.0%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	112.5%	97.3%	102.0%	97.0%
Current Year Catastrophe Losses and LAE Ratio	4.6	3.0	9.7	4.3
Prior Years Non-catastrophe Losses and LAE Ratio	(1.1)	(2.9)	(3.2)	(3.3)
Prior Years Catastrophe Losses and LAE Ratio	(2.3)	(0.5)	(1.6)	(0.8)
Combined Ratio as Reported	113.7%	96.9%	106.9%	97.2%

Unaudited selected financial information for the Life & Health Insurance segment follows:

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013

Results of Operations

Earned Premiums:
Life	$96.8	$98.4	$291.6	$294.9
Accident and Health	37.1	40.7	112.1	121.2
Property	19.2	19.7	57.5	59.4
Total Earned Premiums	153.1	158.8	461.2	475.5
Net Investment Income	49.2	56.5	147.4	159.3
Other Income	0.4	—	0.4	0.1
Total Revenues	202.7	215.3	609.0	634.9
Policyholders’ Benefits and Incurred Losses and LAE	89.9	94.6	282.7	296.9
Insurance Expenses	81.4	85.5	235.6	239.7
Operating Profit	31.4	35.2	90.7	98.3
Income Tax Expense	(11.1)	(12.3)	(32.4)	(33.9)
Segment Net Operating Income	$20.3	$22.9	$58.3	$64.4
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income
Consolidated Net Operating Income is an after-tax, non-GAAP financial measure computed by excluding from income from continuing operations the after-tax impact of 1) net realized gains on sales of investments, 2) net impairment losses recognized in earnings related to investments and 3) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income from continuing operations.
Kemper believes that Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income to Income from Continuing Operations for the three and nine months ended September 30, 2014 and 2013 is presented below:

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
Consolidated Net Operating Income	$2.1	$38.9	$43.2	$112.9
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	5.2	31.9	11.8	50.9
Net Impairment Losses Recognized in Earnings	(2.5)	(2.2)	(5.7)	(4.1)
Income from Continuing Operations	$4.8	$68.6	$49.3	$159.7
Diluted Consolidated Net Operating Income Per Unrestricted Share
Diluted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Income from Continuing Operations Per Unrestricted Share-Diluted.
A reconciliation of Diluted Consolidated Net Operating Income Per Unrestricted Share to Diluted Income from Continuing Operations Per Unrestricted Share for the three and nine months ended September 30, 2014 and 2013 is presented below:

	Three Months Ended		Nine Months Ended
(Unaudited)	Sep 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
Diluted Consolidated Net Operating Income Per Unrestricted Share	$0.04	$0.69	$0.79	$1.95
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.10	0.56	0.21	0.88
Net Impairment Losses Recognized in Earnings	(0.05)	(0.04)	(0.10)	(0.07)
Diluted Income from Continuing Operations Per Unrestricted Share	$0.09	$1.21	$0.90	$2.76
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at September 30, 2014 and December 31, 2013 is presented below:

(Dollars in Millions) (Unaudited)	Sep 30, 2014	Dec 31, 2013
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,859.6	$1,919.3
Net Unrealized Gains on Fixed Maturities	244.9	132.2
Shareholders’ Equity	$2,104.5	$2,051.5
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure, which is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense (including write-offs of long-lived assets) ratio. The most directly comparable GAAP financial measure is the combined ratio, which uses total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its third quarter 2014 results in a conference call on Friday, November 7, at 11 a.m. Eastern Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through November 21, 2014 at 855.859.2056 using conference ID number 18629795.
More detailed financial information can be found in Kemper’s Investor Financial Supplement for the third quarter of 2014, which is available at the investor section of kemper.com.

About Kemper
Kemper is a diversified insurance holding company with subsidiaries that provide an array of products to the individual and small business markets:

•	Auto insurance

•	Homeowners insurance

•	Renters insurance

•	Life insurance

•	Health insurance
Kemper markets to its customers through a network of independent agents, brokers and career agents.
Additional information about Kemper, including its filings on Forms 10-K, 10-Q and 8-K and its investor supplement, is available by visiting kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com

KEYWORD: ILLINOIS
INDUSTRY KEYWORD: INSURANCE EARNINGS